UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA		22033
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c) and (d)	On December 11, 2017, the Board of Directors (the “Board”) of ManTech International Corporation (the “Company”) designated George J. Pedersen as Executive Chairman, and appointed Kevin M. Phillips to serve as the Company’s Chief Executive Officer (in addition to his current role as President), effective January 1, 2018. Further, the Board increased the size of the Board by one person, and elected Mr. Phillips to fill that newly-created vacancy, also effective January 1, 2018. Mr. Pedersen previously served as non-executive Chairman of the Board and Chief Executive Officer of the Company, while Mr. Phillips previously served as the Company’s President and Chief Operating Officer. As Executive Chairman, Mr. Pedersen will continue to guide the Company’s overall strategy and direction, oversee the Company’s mergers and acquisitions program, and facilitate other significant corporate activity. As Chief Executive Officer and President, Mr. Phillips will serve as the Company’s principal executive officer.

Mr. Phillips served as President and Chief Operating Officer from 2016 to 2017, and as Executive Vice President and Chief Financial Officer from 2005 to 2016. Prior to being named Chief Financial Officer in 2005, Mr. Phillips served as Corporate Vice President and Chief of Staff for the Company, in which capacity he played an active role in the integration of acquisitions and other strategic business issues. Mr. Phillips joined the Company in December 2002, when the Company acquired CTX Corporation, a provider of information technology and software strategies and solutions to the national intelligence community. Mr. Phillips was the chief financial officer for CTX Corporation.

Mr. Phillips will serve as the Company’s Chief Executive Officer and President at the discretion of the Company’s Board. No family relationship exists between Mr. Phillips and any of the Company’s directors or executive officers. Mr. Phillips is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings between Mr. Phillips and any other person regarding his election to the Board. Upon the joining Board, Mr. Phillips will serve on the Board’s Special Programs Oversight Committee.

On December 13, 2017, the Company issued a press release announcing Mr. Pedersen’s transition from Chief Executive Officer to Executive Chairman, as well as the promotion of Mr. Phillips to Chief Executive Officer and his election to the Board. That press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Effective December 11, 2017, the Board approved the Company’s Third Amended and Restated Bylaws (the “Bylaws”), which establishes the position of Executive Chairman and specifies how the Board designates the Executive Chairman, and makes certain other technical or conforming changes.

The foregoing description of the Bylaws is qualified in its entirety by reference to the Bylaws. A copy of the Bylaws, along with a copy of the Bylaws marked to show changes from the Second Amended and Restated Bylaws, are included as Exhibits 3.2(i) and 3.2(ii), respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.2(i)	Third Amended and Restated Bylaws of ManTech International Corporation.

3.2(ii)	Third Amended and Restated Bylaws of ManTech International Corporation, marked to show amendments effective December 11, 2017.

99.1	ManTech International Corporation press release, dated December 13, 2017, announcing George J. Pedersen’s transition from Chief Executive Officer to Executive Chairman, and the promotion of Kevin M. Phillips to Chief Executive Officer and his election to the Board of Directors, all effective January 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTECH INTERNATIONAL CORPORATION

December 13, 2017	By:	/s/ Michael R. Putnam
	Name:	Michael R. Putnam
	Title:	Senior VP – Corporate & Regulatory Affairs